SHARE EXCHANGE AGREEMENT

                                  by and among

                           RIVER CAPITAL GROUP, INC.,

                         RIVER CAPITAL HOLDINGS LIMITED,

                        STRATEGY HOLDING COMPANY LIMITED,

                               LONGVIEW FUND, LP,

                            LONGVIEW EQUITY FUND, LP,

                     LONGVIEW INTERNATIONAL EQUITY FUND, LP,

                                       and

                            CONCORDE CAPITAL LIMITED


                                 AMENDMENT NO. 2
                             DATED FEBRUARY 2, 2006

THIS AMENDMENT NO. 2 TO SHARE EXCHANGE AGREEMENT dated as of February 2, 2006 with an effective date of December 30, 2005 ("Amendment No. 2"), entered into by and among River Capital Group, Inc., a Delaware corporation ("River Group"), River Capital Holdings Limited, a Barbados corporation ("River Holdings"), Strategy Holding Company Limited, a Barbados corporation, Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP, and Concorde Capital Limited, a Bermuda corporation, (collectively the "Shareholders").

WHEREAS, the share allocations of Longview Fund, LP, Longview Equity Fund, LP, Longview International Equity Fund, LP were miscalculated and therefore the parties hereto wish to amend such share allocation provisions of that certain Share Exchange Agreement dated December 30, 2005 (the "Share Exchange Agreement") as amended by Amendment No. 1 dated December 30, 2005, entered into by and among River Group, River Holdings and the Shareholders; and

WHEREAS, Article VII, Section 4 of the Share Exchange Agreement provides that the terms of the Share Exchange Agreement may be amended by written agreement of the parties thereto.

NOW THEREFORE, River Group, River Holdings and the Shareholders hereby agree to amend Exhibit A of the Share Exchange Agreement, by replacing it with Exhibit A attached hereto.

Unless stated otherwise, capitalized terms herein shall have the same meaning set forth in the Share Exchange Agreement, Amendment No. 1 and the exhibits thereto.

This Amendment No. 2 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.



                           [Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Share Exchange Agreement as of the date first above written, to be effective as of December 30, 2005.



RIVER CAPITAL GROUP, INC.,                   LONGVIEW FUND, LP,
a Delaware corporation                       a California limited partnership


By:   /s/ HOWARD TAYLOR                      By: /s/ S. MICHAEL RUDOLPH
     -----------------------------              --------------------------------
Name:   HOWARD TAYLOR                        Name:   S. MICHAEL RUDOLPH
       ---------------------------                ------------------------------
Title:   CEO                                 Title:    CFO
        --------------------------                 -----------------------------


RIVER CAPITAL HOLDINGS LIMITED,              LONGVIEW EQUITY FUND, LP,
a Barbados corporation                       a Delaware limited partnership

By:   /s/ HOWARD TAYLOR                      By: /s/ WAYNE H. COLESON
     -----------------------------              --------------------------------
Name:   HOWARD TAYLOR                        Name:  WAYNE H. COLESON
       ---------------------------                ------------------------------
Title:   DIRECTOR                            Title:   CEO
        --------------------------                 -----------------------------


STRATEGY HOLDING COMPANY LIMITED,            LONGVIEW INTERNATIONAL EQUITY FUND,
a Barbados corporation                       LP,
                                             a British Virgin Islands limited
                                             partnership

By:   /s/ LENNOX GIBBS                       By:   /s/ WAYNE H. COLESON
     -----------------------------              --------------------------------
Name:   LENNOX GIBBS                         Name:    WAYNE H. COLESON
       ---------------------------                ------------------------------
Title:  MANAGING DIRECTOR                    Title:   CEO
        --------------------------                 -----------------------------


CONCORDE CAPITAL LIMITED,
a Bermuda corporation

By:  /s/ HOWARD TAYLOR
   -------------------------------
Name:  HOWARD TAYLOR
     -----------------------------
Title:   DIRECTOR
      ----------------------------

                          EXHIBIT A TO AMENDMENT NO. 2

--------------------------------------------------------------------------------------------------------------------
                                   NO. OF SHARES                                            NO. OF RIVER CAPITAL
                                BENEFICIALLY OWNED                                           GROUP, INC. SHARES
                              RIVER CAPITAL HOLDINGS                                         TO BE ISSUED UPON
      SHAREHOLDER NAME                LIMITED                    EXCHANGE RATIO                   EXCHANGE
--------------------------------------------------------------------------------------------------------------------
Strategy Holding Company                150                    9,375.70798628124                 1,406,356
Limited
--------------------------------------------------------------------------------------------------------------------
Longview Equity Fund LP                 690                    9,375.70798628124                 6,469,051
--------------------------------------------------------------------------------------------------------------------
Longview International                  255                    9,375.70798628124
Equity Fund, LP                                                                                  2,394,931
--------------------------------------------------------------------------------------------------------------------
Longview Fund, LP                       396                    9,375.70798628124                 3,708,843
--------------------------------------------------------------------------------------------------------------------
Concorde Capital Limited                550                    9,375.70798628124                 5,156,639
--------------------------------------------------------------------------------------------------------------------
                  Total                2,041                                                     19,135,820
--------------------------------------------------------------------------------------------------------------------